UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2012

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Intel’s Annual Stockholders’ Meeting was held on May 17, 2012.  At the meeting:

1)	stockholders elected 10 persons to serve as directors of Intel;

2)	stockholders ratified the selection of Ernst & Young LLP to serve as the independent registered public accounting firm of Intel for 2012;

3)	stockholders approved, on an advisory basis, Intel’s executive compensation;

4)	stockholders did not approve the stockholder proposal.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1)	Election of Directors

Nominee	For	Against	Withhold	Broker Non-Votes
Charlene Barshefsky	2,680,242,881	341,241,075	20,608,089	987,067,268
Andy D. Bryant	2,980,891,219	56,536,475	4,664,351	987,067,268
Susan L. Decker	3,001,458,959	32,697,615	7,935,471	987,067,268
John J. Donahoe	2,952,952,547	84,022,193	5,117,305	987,067,268
Reed E. Hundt	2,980,606,623	53,250,632	8,234,790	987,067,268
Paul S. Otellini	2,999,023,272	39,069,045	3,999,728	987,067,268
James D. Plummer	3,014,118,988	22,884,363	5,088,694	987,067,268
David S. Pottruck	2,968,265,401	68,589,411	5,237,233	987,067,268
Frank D. Yeary	3,010,154,044	23,775,151	8,162,850	987,067,268
David B. Yoffie	2,661,624,698	372,492,021	7,975,326	987,067,268

2)	Ratification of Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
3,975,240,655	45,423,498	8,495,160	(0)

3)	Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Votes
2,948,513,265	80,782,957	12,795,823	987,067,268

4)	Stockholder Proposal on Whether to Hold an Advisory Vote on Political Contributions

For	Against	Abstain	Broker Non-Votes
189,647,321	2,476,642,895	375,801,829	987,067,268

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: May 21, 2012	Cary I. Klafter Corporate Secretary